Immediate Release
                                        Contact Mary Brevard
                                        Director, Investor Relations
                                        & Communications
                                        Phone:  312/322-8683



COMPANY HERITAGE CITED IN RETURN TO BORGWARNER NAME


Chicago, Illinois, February 10, 2000   As a pioneering innovator in powertrain
products for cars and trucks, Borg-Warner Automotive (NYSE: BWA) is capitalizing on its heritage by returning to its founding name from 1928:
BorgWarner.

     "To our customers, our shareholders and our employees, we have always been known as "BorgWarner,'" said John F. Fiedler, the company's chairman and chief executive officer. "Returning to the BorgWarner name reflects our roots in the car and truck industry. The BorgWarner name is tied to many of our industry's important powertrain innovations. Every day, millions of people throughout the world rely on products built by BorgWarner people that improve the performance and reliability of their vehicles' engines, transmissions and four-wheel drive
systems.   Our name is also closely associated with one of the world's greatest racing events through sponsorship of the BorgWarner Indianapolis 500 Trophytm. Since 1936, our trophy has been synonymous with top performance, speed and leading-edge technology."

     The company's legal name is now BorgWarner Inc.  The stock symbol remains
BWA.   In addition, the names of the company's operating groups have been updated with a simplified identity system to reflect the BorgWarner name and the broadened capabilities of some of its business groups.

     BorgWarner TorqTransfer Systems replaces Borg-Warner Automotive Powertrain Systems to communicate an expanded focus on torque distribution beyond traditional four-wheel drive. BorgWarner Transmission Systems replaces Borg-Warner Automotive Automatic Transmission Systems, to more accurately represent that group's capabilities in new technologies including automated manual transmissions and continuously variable transmissions. The other groups are BorgWarner Air/Fluid Systems, BorgWarner Morse TEC, BorgWarner Turbo Systems and the company's newest group, BorgWarner Cooling Systems. The changes are effective immediately. The company's Internet address remains www.bwauto.com.

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Return to BorgWarner Name  Page 2

     BorgWarner was founded in Chicago in 1928 when four automotive parts makers banded together to supply the burgeoning vehicle industry, the technology boom of its day. By the 1980s, the company grew into a diversified corporation which was split up following a leveraged buyout. The automotive business became its own public company in 1993. "As a company, we are now the one and only BorgWarner," noted Fiedler. "We have been a pioneering innovator in our industry for more than 70 years. The same engineering entrepreneurship that characterized our founding companies still drives us today."

     The founding companies of BorgWarner were industry innovators Borg & Beck of Chicago, Illinois; Warner Gear of Muncie, Indiana; Marvel-Schebler Carburetor of Flint, Michigan and Decatur, Illinois; and Mechanics Universal Joint of Rockford, Illinois. Morse Chain of Ithaca, New York joined the next year. In 1996, another automotive icon, Holley Automotive of Detroit, Michigan, became part of the BorgWarner family.

     Over the past three years, BorgWarner has expanded its growth in engine products with the acquisitions of U.S. and German turbocharger pioneers, Schwitzer and AG Kuhnle, Kopp & Kausch, and the purchase of Eaton Corporation's Fluid Power Division.

     Chicago-based BorgWarner is a product leader in highly engineered components and systems for vehicle powertrain applications. With over 14,000 employees, the company operates 60 manufacturing and technical facilities in 13 countries serving worldwide vehicle manufacturers. Customers include Ford, DaimlerChrysler, General Motors, Toyota, Caterpillar, Navistar and VW.

# # #

Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Cautionary Statements filed as Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 1998.